Exhibit 99.1

Palm Springs Partners, LLC d/b/a Maxim Surgical

Financial Statements

December 31, 2017 and 2016

Montgomery Coscia Greilich LLP

972-748-0300 p

972-748-0700 f

INDEPENDENT AUDITOR’S REPORT

To the Members of

Palm Springs Partners, LLC dba Maxim Surgical:

We have audited the accompanying financial statements of Palm Springs Partners, LLC dba Maxim Surgical (the “Company”), which comprise the balance sheets as of December 31, 2017 and 2016, and the related statements of operations and changes in members’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United State of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Palm Springs Partners, LLC as of December 31, 2017 and 2016, and the result of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United State of America.

/s/ Montgomery Coscia Greilich LLP

Plano, Texas

July 26, 2018

Palm Springs Partners, LLC D/B/A Maxim Surgical

Balance Sheets
December 31, 2017 and 2016

	2017	2016
Assets

Current assets:
Cash	$97,154	$35,942
Accounts receivable, net	290,716	192,671
Inventories, net	346,789	277,046
Deferred tax asset	4,224	-
Total current assets	738,883	505,659

Total assets	$738,883	$505,659

Liabilities and Members' Equity

Current liabilities:
Accounts payable	$177,655	$141,131
Accrued expenses and other	24,125	19,210
Income tax payable	67,930	-
Total current liabilities	269,710	160,341

Commitments and contingencies (Note 6)	-	-

Members' equity	469,173	345,318

Total liabilities and members' equity	$738,883	$505,659

See notes to the financial statements.

Palm Springs Partners, LLC D/B/A Maxim Surgical

Statements of Operations
Years Ended December 31, 2017 and 2016

	2017	2016

Net sales	$1,200,089	$1,091,760

Cost of goods sold	724,183	638,691
Gross profit	475,906	453,069

Operating expenses:
Selling, general, and administrative	178,220	195,565
Commissions expense	4,028	1,326
Net income before income tax expense	293,658	256,178

Income tax expense	63,706	-

Net income	$229,952	$256,178

See notes to the financial statements.

Palm Springs Partners, LLC D/B/A Maxim Surgical

Statements of Changes in Members' Equity
Years Ended December 31, 2017 and 2016

Balance, December 31, 2015	$289,139
Net income	256,178
Member distributions	(200,000)
Balance, December 31, 2016	345,317
Net income	229,952
Member distributions	(106,097)

Balance, December 31, 2017	$469,172

See notes to the financial statements.

Palm Springs Partners, LLC D/B/A Maxim Surgical

Statements of Cash Flows
Years Ended December 31, 2017 and 2016

	2017	2016
Cash flows from operating activities:
Net income	$229,952	$256,178
Adjustments to reconcile net income to net cash provided by
operating activities:
Provision for doubtful accounts and pricing adjustments and discounts	5,118	(238)
Changes in operating assets and liabilities:
Accounts receivable	(103,163)	73,820
Inventories	(69,743)	(38,793)
Accounts payable	36,524	(13,933)
Accrued expenses and other	4,915	(52,648)
Deferred taxes	(4,224)	-
Income tax payable	67,930	-
Net cash provided by operating activities	167,309	224,386

Cash flows from financing activities:
Member distributions	(106,097)	(200,000)
Net cash used in financing activities	(106,097)	(200,000)

Net increase in cash	61,212	24,386

Cash:
Beginning of period	$35,942	$11,556

End of period	$97,154	$35,942

See notes to the financial statements.

Palm Springs Partners, LLC d/b/a Maxim Surgical

Notes to Financial Statements

Note 1.	Description of Business and Summary of Significant Accounting Policies

Nature of operations: Palm Springs Partners, LLC d/b/a Maxim Surgical (“Maxim”) operates as a spine manufacturing and full service medical device and distribution company. Maxim manufactures their own spinal interbody spacers and distributes a wide variety of sports medicine and biologics product lines.

The Company supplements its portfolio of spine and sports medicine products with a broad offering of high-quality regenerative tissue, including; human allografts, substitute bone materials and tendons, as well as amniotic tissues and fluids (“Biologics”).

The Company leverages the above core competencies to transcend delivery of its state of the art spinal interbody spacer and sport medicine offerings and surgical solutions, assisting surgeons with a full continuum of care to facilitate quality patient outcomes and efficacy. This results in cost effective solutions to its customers, which include hospitals, medical facilities, and sub-distributors.

Basis of accounting: The accounts are maintained, and the financial statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Use of estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash: The Company maintains deposits in financial institutions. At times, amounts on deposit may be in excess of the FDIC insurance limit. The Company has not experienced any losses with such accounts.

Accounts receivable: Accounts receivable are carried at a net amount (determined by the original invoice, less an estimate made for pricing adjustments or discounts provided to the customers) less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis.

The Company’s management determines the allowance for doubtful accounts by reviewing each account for its potential collection and historical experience applied to an aging of accounts. Receivables are written off when deemed uncollectible. Recoveries of receivables previously written-off are recorded when received.

Revenue recognition: Revenue is recognized upon shipment or the date of surgery for sales related to inventory maintained at 3rd party healthcare facilities, whichever is applicable.

Inventories: The Company’s inventories consist primarily of biologics and orthopedic implants. Inventories are stated at the lower of cost or net realizable value with cost determined on a weighted/average cost basis. A provision is made to reduce excess or obsolete inventories to their net realizable value.

The Company has certain inventories that are held at various third party locations. The Company had $61,782 and $26,867 in inventory at third party locations, as of December 31, 2017 and 2016, respectively.

Income taxes: The Company elected to be treated as a C Corporation for federal tax purposes effective June 1, 2017. Prior to this change the Company federal taxes were paid at the member level, not at the Company level. As such, no provision or liability for federal taxes has been included in the financial statements at December 31, 2016.

Palm Springs Partners, LLC d/b/a Maxim Surgical

Notes to Financial Statements

The Company records deferred taxes using the liability method. Deferred taxes and liabilities are based on the estimated future tax effects of differences between the financial statement basis and tax basis of assets and liabilities given the provisions of enacted tax law.

The Company records a valuation allowance to reduce its deferred income tax assets to the amount that is believed to be realized. Management considers historical earnings, future taxable income, and ongoing prudent and feasible tax planning strategies in assessing the need for a valuation allowance. Management is continuously assessing the ability to realize deferred tax assets. Management has not recorded a valuation allowance against deferred tax assets at December 31, 2017.

Management evaluates uncertain tax positions with the presumption of audit detection and applies a “more likely than not” standard to evaluate the recognition of tax benefits or positions. The Company has not recognized any penalty, interest or tax impact related to uncertain tax positions.

Shipping and handling costs: Shipping and handling costs primarily consist of costs for out-bound delivery of inventory and are expensed as incurred within costs of goods sold in the accompanying statements of operations. These expenses totaled $15,518 and $13,221 for the years ended December 31, 2017 and 2016, respectively.

Recent accounting pronouncements:

The Company considers the applicability and impact of all Accounting Standard Updates (“ASUs”) issued, both effective and not yet effective.

In February 2016, the FASB issued ASU No. 2016-02, “Leases”, which requires a lessee to record a right of use asset and a corresponding lease liability on the balance sheet for all leases with terms longer than 12 months. ASU 2016-02 is effective for all interim and annual reporting periods beginning after December 15, 2018. Early adoption is permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company’s management is in the process of evaluating the impact of the adoption of ASU 2016-02 on the Company's financial statements and disclosures.

In August 2016, the FASB issued ASU No. 2016-15, “Statement of Cash Flows (Topic 230) Classification of Certain Cash Receipts and Cash payments.” The update addresses eight specific cash flow issues with the objective of reducing the existing diversity in practice. This ASU is effective for public business entities for fiscal years beginning after December 15, 2017 and for interim periods within those fiscal years. The amendments in this update may be applied retrospectively or prospectively and early adoption is permitted. The Company’s management is in the process of evaluating the impact of ASU 2016-15 on its financial statements.

In March 2018, the FASB issued ASU No.2018-05 “Income Taxes (Topic 740): Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No.118.” This new standard adds SEC paragraphs pursuant to the SEC Staff Accounting Bulletin No.118, which expresses the view of the staff regarding application of Topic 740, Income Taxes, in the reporting period that includes December 22, 2017 – the date on which the Tax Cuts and Jobs Act (H.R.1, An Act to Provide for Reconciliation Pursuant to Titles II and V of the Concurrent Resolution on the Budget for Fiscal Year 2018) was signed into law. ASU 2018-05 is effective upon inclusion in the FASB Codification. The Company’s management is currently evaluating the impact that the adoption of ASU 2018-05 will have on its financial statements.

In May 2014, the Financial Accounting Standards Board (the “FASB”) issued ASU 2014-09, “Revenue Recognition – Revenue from Contracts with Customers” (ASU 2014-09) the requires companies recognize revenue when a customer obtains control rather than when companies have transferred

Palm Springs Partners, LLC d/b/a Maxim Surgical

Notes to Financial Statements

substantially all risks and rewards of a good or service. This update is effective for annual reporting periods beginning on or after December 15, 2017 and interim periods therein and requires expanded disclosures. The Company has identified one revenue stream from its contracts with customers: product sales. The Company’s management is currently evaluating the impact that the adoption of ASU 2014-09 will have on its financial statements.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, and the American Institute of Certified Public Accountants did not or are not believed by the Company’s management to have a material impact on the Company’s present or future financial statements.

Note 2.	Accounts Receivable

Accounts receivable consisted of the following at December 31, 2017 and 2016:

	2017	2016

Accounts receivable, gross	$300,253	$197,090
Less allowance for pricing adjustments and discounts	(8,276)	(3,828)
Less allowance for doubtful accounts	(1,261)	(591)
Accounts receivable, net	$290,716	$192,671

Note 3.	Inventories

Inventories at December 31, 2017 and 2016 are summarized as follows:

	2017	2016

Biologics	$56,805	$15,946
Orthopedic implants	310,099	299,895
Inventory, gross	366,904	315,841
Less allowance for slow-moving and obsolete inventory	(20,115)	(38,795)
Inventory, net	$346,789	$277,046

Note 4.	Related Party Transactions

The Company enters into various related party transactions with entities that are owned by or affiliated with the Company’s member manager. During the years ended December 31, 2017 and 2016, the Company had net sales of $625,905 and $680,590, respectively, to these entities. During the years ended December 31, 2017 and 2016, the Company had purchases of $201,967 and $164,110, respectively, from these entities.

As of December 31, 2017, and 2016, the Company had balances due from these entities of $129,366 and $139,692, respectively, included in accounts receivable. As of December 31, 2017 and 2016 the Company had balances due to these entities of $54,299 and $49,294, respectively, included in accounts payable to related parties.

The Company engages AmBio Staffing, LLC a Texas licensed professional employment organization and AmBio Reps, LLC to provide payroll processing, employee benefit administration, and related human capital services. AmBio Staffing, LLC and AmBio Reps, LLC are owned and controlled by the Company’s member manager. Effective January 1, 2017 all of the Company’s payroll processing, employee benefit administration, and related human capital services are managed by AmBio Staffing, LLC. As of December 31, 2017 and 2016 the Company incurred aggregate expenses of $109,094 and $114,048, respectively,

Palm Springs Partners, LLC d/b/a Maxim Surgical

Notes to Financial Statements

which are included in selling, general, and administrative expenses. As of December 31, 2017 and 2016, the Company owed these entities $4,676 and $4,333, respectively, which is included in accounts payable in the accompanying balance sheets.

Note 5.	Concentrations

Net sales for the years ended December 31, 2017 and 2016 include sales to the following major customers, together with the accounts receivables due from these customers:

	Net Sales		Accounts Receivables
	Amount	%	Amount	%
2017:
Customer A (related party)	$466,682	39%	$93,357	31%
Customer B	271,290	23%	64,040	21%
Customer C	206,545	17%	68,495	23%
Customer D (related party)	159,224	13%	36,009	12%
Customer E	-	0%	31,680	11%

2016:
Customer A (related party)	$455,552	42%	$101,748	52%
Customer B	291,519	27%	32,670	17%
Customer C (related party)	224,655	21%	37,944	19%

Net purchases for the years ended December 31, 2017 and 2016 include purchases to the following major vendors, together with the accounts payable due to these vendors:

	Net Purchases		Accounts Payables
	Amount	%	Amount	%
2017:
Customer A	$352,746	45%	$102,631	58%
Customer B (related party)	203,722	26%	49,624	28%
Customer C	156,819	20%	18,118	10%

2016:
Customer A	$231,497	35%	$40,466	29%
Customer B	202,693	31%	24,055	17%
Customer C (related party)	168,050	25%	44,961	32%

Note 6.	Commitments and Contingencies

The Company leases office space under a noncancelable operating lease agreement, with a related party under common ownership, which expired at December 31, 2017 and is renewable for an additional 5 years. The lease requires monthly payments of $500. Rent expense associated with the related party lease totaled $6,000 for each of the years ended December 31, 2017 and 2016, and are included in selling, general, and administrative expenses.

Palm Springs Partners, LLC d/b/a Maxim Surgical

Notes to Financial Statements

The Company has also engaged into a shared service agreement, with a related party under common ownership. The shared service agreement requires monthly payments equal to 1% of sales. The shared service expense associated with the related party totaled $12,031 and $10,874 for the years ended December 31, 2017 and 2016, respectively, and are included in selling, general, and administrative expenses.

Future minimum lease payments under the operating lease at December 31, 2017 are as follows:

2018	$6,000
2019	6,000
2020	6,000
2021	6,000
2022	6,000
$30,000

The Company is occasionally involved in various claims and legal actions arising in the ordinary course of business. In the opinion of the Company’s management, the ultimate disposition of these matters is not expected to have a material adverse effect on the Company’s financial position, results of operations or liquidity.

Note 7.	Income Taxes

The components of income tax expense (benefit) are as follows:

	For the Year Ended December 31, 2017	For the Year Ended December 31, 2016
Current:
Federal	$67,930	$-
State	-	-
	67,930	-
Deferred
Federal	(4,224)	-
State	-	-
	(4,224)	-
Total income tax expense	$63,706	$-

Significant components of the Company’s deferred income tax assets and liabilities are as follows:

	December 31, 2017	December 31, 2016
Deferred tax assets
Inventory	$4,224	$-
Total deferred tax assets	4,224	-

Palm Springs Partners, LLC d/b/a Maxim Surgical

Notes to Financial Statements

A reconciliation of income tax computed at the U.S. statutory rate to the effective income tax rate is as follows:

	For the Year Ended December 31, 2017	For the Year Ended December 31, 2016
Statutory U.S. federal income tax rate	35.0%	35.0%
Permanent differences	-1.2%	0.0%
Other reconciling items	-3.0%	0.0%
LLC flow-through structure	0.0%	-35.0%
Valuation allowance	0.0%	0.0%

Effective income tax rate	30.8%	0.0%

	Year Ended
	December 31, 2017	December 31, 2016
Expected U.S. federal incomes at statutory rate	35.0%	35.0%
Permanent differences	-1.2%	0.0%
Other	-3.0%	-35.0%
	30.8%	0.0%

Note 8.	Subsequent Events

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through July 26, 2018, the date the financial statements were available to be issued. On May 21, 2018, an equity member sold his membership interests representing 30% of the ownership interests of the Company to an existing member of the Company. As a result, the purchaser of the member interests obtained control of the Company. The Company’s management concluded there are no additional material events or transactions for potential recognition or disclosure.